STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement') is made and entered into this 30th day of April 2015, by and between Rainmaker Group Consulting, LLC. (the "Purchaser") and Dynamic Enviro, Inc., a Florida Corporation (the "Seller" or the "Corporation") that shall: (a) become the Issuer of common stock shares formed for the purchase of conducting an Offering under Rule 506 of Regulation D of the Securities Act of 1933, as amended; and (b) file a Form S-1 Registration Statement ("S-1") with the Securities and Exchange Commission ("SEC").

WHEREAS, as of the date of filing the Form S-1 with the SEC, the Seller anticipates having 77,000,000 shares of common stock outstanding that represents or will represent 100% of the issued and outstanding common stock shares of the capital stock of the Seller, which Corporation will issue 7,400,000 of the 77,000,000 shares issued and outstanding or 9.61% of the Corporation's common stock shares (the "Shares") to the Purchaser (the "Shares") for a purchase price of $2,500 as set forth in Exhibit A.

WHEREAS, should the Seller fail to issue 77,000,000 common stock shares resulting in 77,000,000 shares outstanding, the 9.61% calculation shall occur based upon the number of shares outstanding as of the Seller's filing of the S-1.

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed that the above WHEREAS CLAUSES are hereby incorporated as terms to this agreement and the Parties hereby agree as follows:

1. PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at the offices of the Seller, within 10 business days following the final signature of this agreement or such other place, date and time as the parties hereto may otherwise agree, including executing this agreement in counterparts by email transmission and payment of the Purchase Price by wire transmission or check.

2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment thereof are fully set out in Exhibit "A" attached hereto and made a part hereof, specifically that the Seller will sell 7,400,000 Common Stock Shares to the Purchaser for the Purchase Price of $2,500, which (based on the anticipated aggregate issuance amount of 77,000,000 shares) Shares will represent 9.61% of the Corporation's common stock shares outstanding or 9.61% of that amount of Common Stock Shares reflecting a lesser or more Common Stock Shares outstanding, in which case the 9.61% calculation shall be based upon that amount of shares outstanding as disclosed in the S-1 filed with the SEC.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a) Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State and Federal government and has the corporate power and authority to carry on its business as it is now being conducted. The seller would agree to an anti-dilute until a post public financing occurs.

(b) Restrictions on Stock.
i. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.
ii. Seller is authorized to issue the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.
iii. There are no existing warrants, options, stock purchase agreements redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Stock, nor are there any securities convertible into such Stock.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

5. GENERAL PROVISIONS
(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Orange County, State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

(d) Counterparts. This agreement may be executed in counterparts by facsimile or email transmission and such agreement shall have the same effect as an original.

6. PERSONAL GUARANTY

(a) The Corporation and all of the officers and directors of the Corporation, as the Guarantors in this Agreement, make a personal Guaranty (the "Guaranty") that the Form S-1 Registration Statement will be filed by the Corporation by July 31, 2015 or at a later date, but only upon mutual consent of the Parties. The Guaranty is made in conjunction with the Purchaser's purchase of the Shares.

(b) Failure to comply with 7(a) immediately above, shall require the Guarantors to pay the Purchaser the total Purchase Price of $2,500 plus interest accrued at the highest rate permissible under state and federal law within 30 days of the Purchaser's Notice to the Guarantors that the Corporation has breached 7(a) and/or 7(b). In conjunction therewith, the Guarantors will be jointly and severally liable to the Purchaser for the Purchase Price plus interest as described herein in 7(b).

(c) This Guaranty is an absolute, unconditional and continuing Guaranty of the full and punctual payment and performance by the Guarantors, according to the terms of 7(a) and (b), and shall remain in force until the full satisfaction of the Guaranty is made to the Purchaser of the Guaranty.

(d) The Guarantors agree to pay all costs, expenses and reasonable attorney fees paid or incurred to enforce the Guaranty.

(e) The Guarantors agree to execute and deliver to the Purchaser all such other and further instruments and documents and take or cause to be taken all such other and further action as the Purchaser may require in order to enforce all rights in connection with the Guaranty.

(f) The Guarantors waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any court shall be properly served and confer personal jurisdiction if served by registered or certified mail to the Guarantor, or as otherwise provided by the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

For Seller, Dynamic Enviro, Inc.

By: ______________________ PRESIDENT
Brant Cochran, President

For Purchaser: Rainmaker Group Consulting, LLC.

By: ______________________
James Cohen, Jr., Managing Member

EXHIBIT "A"

AMOUNT AND PAYMENT OF PURCHASE PRICE

(a) Consideration. As total consideration for the purchase and sale of the Shares, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of Two Thousand Five Thousand Dollars ($2,500), such total consideration to be referred to in this Agreement as the "Purchase Price".

(b) Payment. The Purchase Price shall be paid as follows:
i. the sum of Two Thousand Five Hundred Dollars ($2,500) paid within 10 business days following the final signature of this agreement.